INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our Independent Auditors' report, dated April 8, 2002, relating to the financial statements of LitFunding Corp for the year ended December 31, 2001 which report appeared in the company's Form 8-K/A filed with the Securities and Exchange Commission on August 20, 2003.



/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California

September 4, 2003